UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2015

Prosperity bancshares, inc.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe Houston, Texas 77027 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, Prosperity Bancshares, Inc. (“Prosperity”) announced the appointment of Edward Z. Safady as President of Prosperity and Vice Chairman of Prosperity Bank (the “Bank”), both effective May 15, 2015. Mr. Safady, age 57, will have primary responsibility for overseeing management of each of the Bank’s areas as well as directing the Bank’s loan growth efforts. Mr. Safady has served as Chairman of the Austin and Central Texas Area and a director of the Bank since 2004 when the bank that he served as Chairman, CEO and President of was acquired by Prosperity.

In connection with his promotion, Mr. Safady entered into a Non-Solicitation and Non-Disclosure Agreement (the “Agreement”) with the Bank, effective May 15, 2015. Pursuant to the terms of the Agreement, Mr. Safady agreed not to disclose confidential information of the Bank during or after his employment with the Bank and not to solicit employees or customers of the Bank for two years after the termination of his employment for any reason with the Bank.

The appointment of Mr. Safady and other management changes are described in the press release attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated May 14, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: May 15, 2015	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel

exhibit index

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated May 14, 2015.